                                                                   EXHIBIT 10(i)

                                AMENDMENT NO. 3

                                     TO THE

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN


         This is Amendment No. 3 to the Liberty National Bank and Trust Company Compensation Deferral Plan effective as of June 1, 1984 (the "Plan").

                                    Recital

         WHEREAS, pursuant to Section 13.05 of the Plan, Liberty National Bank and Trust Company (the "Company") has retained the right to amend the Plan at any time and the Company wishes to amend the Plan to (i) provide that an Executive who is not already a Participant in the Plan may become a Participant by completing a Deferral Agreement within 30 days after the Executive has been selected for participation by the Committee; and (ii) to clarify the terms of the Plan regarding Participant elections as to the deemed investment of Account Balances and deferrals under the Plan.

                                   Amendment

         The Plan is hereby amended, effective as of April 16, 1993, as follows:

         1. Section 2.08 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

                          2.08 Election Date. the "Election Date" is the date established by this Plan as the date before which an Executive must submit a valid Deferral Agreement to the Committee. The Election Date is each December 31 for Deferral Agreements effective for the fiscal Year beginning the following January 1, except that for Executives who are not already participants in the Plan, the Election Date is the date the Executive submits an executed Deferral Agreement to the Committee, provided that Deferral Agreement is submitted within 30 days after the date the Executive is selected by the Committee for participation.

         2. Section 5.02 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

                          5.02 The amount in a Participant's Bookkeeping Account shall be deemed to have been invested and reinvested as if in one or more of Funds A, B, C, or D of the Liberty 1992 Restated Thrift Plan in such proportions as indicated in the participant's Deferral Agreement. The Deferral Agreement shall permit a Participant to separately designate the deemed investment of his existing Bookkeeping Account and new deferrals. Participants may complete a new Deferral Agreement to change the way new deferrals (but not existing Account Balances) are being invested effective as of the first day of any calendar quarter, provided the participant provides that Deferral Agreement to the Committee at least 15 days before the beginning of the calendar quarter for which the change in the deemed investment of future deferrals is to be effective. Nothing in this Section 5.02 shall permit a Participant to change the amount of compensation being deferred or the deemed investment of his existing Account Balance at a time other than the time permitted by Section 4.06 of the Plan. A Participant may also elect on his Deferral Agreement to have deferrals under this Plan be invested pursuant to a participant's investment elections under the Liberty 1992 Restated Thrift Plan.

         IN WITNESS WHEREOF, this Amendment No. 3 has been adopted by the Company this 14th day of April, 1993.


                                        By:
                                            ____________________________________

                                        Title:
                                               _________________________________

                                        Date:
                                               _________________________________

                                AMENDMENT NO. 2

                                     TO THE

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN


         WHEREAS, the Board of Directors of Liberty National Bank and Trust Company of Louisville ("Liberty") adopted the Liberty National Bank and Trust Company Compensation Deferral Plan (the "Plan") effective June 1, 1984;

         WHEREAS, Liberty reserved the right to amend the Plan by action of its Board of Directors; and

         WHEREAS, the Board of Directors wishes to amend the Plan to eliminate hardship withdrawals so that the Plan will satisfy the requirements of Rule 16a-1(c)(3) promulgated under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, BE IT RESOLVED that, effective as of May 1, 1991, the Plan is amended to delete Article VII in its entirety.

                                AMENDMENT NO. 1

                                     TO THE

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN


         This is Amendment No. 1 to the "Liberty National Bank & Trust Company Compensation Deferral Plan."
         1. The Plan is amended effective as of ________________________, as follows:

                                       I
         The reference in Section 4.03 to "Bonus - 100%" is deleted in its entirety.

                                       II
         Section 6.02 is deleted in its entirety.

                                      III
         Section 6.03 is amended in its entirety and shall read as follows:

                          "6.03   A Participant may designate a manner of
                 distribution of any benefits under the Plan as provided hereinafter. Participant's designation shall be in writing and shall be filed with the Committee on or before the Election Date that next precedes the Fiscal Year with respect to which the deferral under Article IV is to be effective. A separate Bookkeeping Account shall be maintained with respect to each form of distribution selected by the Executive. If the participant does not designate a manner of distribution, the distribution shall be a lump sum. The alternative forms of distribution are as follows:

                                  (a)      A lump sum distribution in
                 cash;

                                  (b)      Periodic installments (either
                 monthly or annually) for a period not to exceed ten (10) years; or

                                  (c)      Any combination of the above."

                                       IV

         Section 6.04 is amended in its entirety and shall read as follows:

                          "6.04   In the case of Termination of Service,
                 distributions shall be made in a lump sum within thirty (30) days of the date of the participant's Termination of Service."

                                       V

         Section 6.05 is deleted in its entirety.

                                       VI

         Section 13.07 is deleted in its entirety.

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN


                 The purpose of the Liberty National Bank and Trust Company Compensation Deferral Plan is to permit select members of management and highly-compensated employees to defer current compensation which could not be redirected into the Company's Qualified Plan, and to otherwise defer compensation.

                    LIBERTY NATIONAL BANK AND TRUST COMPANY

                           COMPENSATION DEFERRAL PLAN


                               TABLE OF CONTENTS

ARTICLE                                                  PAGE
                                                         ----
I      TITLE AND EFFECTIVE DATE                            1

II     DEFINITIONS AND CONSTRUCTION OF PLAN DOCUMENT       2

III    ELIGIBILITY                                         4

IV     DEFERRAL OF COMPENSATION                            5

V      DEFERRAL ACCOUNT AND CREDITING                      6

VI     DISTRIBUTION                                        7

VII    HARDSHIP DISTRIBUTIONS                              9

VIII   BENEFICIARY                                        10

IX     ADMINISTRATION OF PLAN                             11

X      CLAIMS PROCEDURE                                   13

XI     NATURE OF COMPANY'S OBLIGATION                     14

XII    PARTICIPANT RIGHT TO ASSETS                        15

XIII   MISCELLANEOUS                                      16

                                   ARTICLE I

                            TITLE AND EFFECTIVE DATE


                 1.01 Title. This Plan shall be known as the Liberty National Bank and Trust Company Compensation Deferral Plan (hereinafter referred as the "Plan").

                 1.02 Effective Date. The effective date of this Plan shall be June 1, 1984.

                                   ARTICLE II

               DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

                 2.01     Beneficiary.    "Beneficiary" shall mean the person
or persons or the estate of an Executive entitled to receive any benefits under this Plan.

                 2.02     Board.    "Board" shall mean the Board of Directors of
Liberty National Bank and Trust Company.

                 2.03     Bookkeeping Account.    A "Bookkeeping Account" will
be established only as a bookkeeping record for each participant who elects to defer compensation under this Plan.

                 2.04     Committee.    "Committee" means the Executive
Committee of Liberty National Bank and Trust Company, which Committee shall manage and administer the Plan.

                 2.05     Company.    "Company" shall mean Liberty
National Bank and Trust Company, any division, subsidiary or affiliate, or any successor company.

                 2.06     Deferral Agreement.    "Deferral Agreement" means
the written form which is submitted to the named Fiduciary before the relevant Election Date which indicates whether the Executive or Participant wishes to defer a portion of total compensation and indicates the percentage of salary and bonus (or both) to be deferred. Any written document which provides substantially the same information is also a "Deferral Agreement." However, no Deferral Agreement shall be effective until acknowledged by the Company.

                 2.07     Deferred Compensation.    "Deferred Compensation"
means the portion of a participant's salary or bonus compensation for any fiscal year, or part thereof, that has been deferred pursuant to the Plan.

                 2.08     Election Date.    The "Election Date" is the date
established by this Plan as the date before which an Executive must submit a valid Deferral Agreement to the Committee. For the balance of the Fiscal year 1984, the Election Date is June 1, 1984. For all Fiscal Years after 1984, the Election Date is December 15. For new Executives, the Election Date is a date no later than thirty (30) days after hiring commences.

                 2.09     Executive.     "Executive" shall mean any person
who is in the regular full-time employment of the Company or one of its subsidiaries, as determined by the personnel rules and practices of the Company or the subsidiary, and is a member of the Company's Qualified Plan.

                 2.10     Fiscal Year.     "Fiscal year" means the fiscal year
of the Company as established from time to time for Federal income tax purposes.

                 2.11     Named Fiduciary.         "Named Fiduciary," for
purposes of the claims procedure of this Plan, shall mean the Company acting through one of its duly authorized officers who is a member of the Committee.

                 2.12     Participant.     "Participant" means an Executive, a
portion of whose salary or bonus compensation for any Fiscal year has been deferred pursuant to the plan and whose account balance has not been distributed.

                 2.13     Plan.   "Plan" means the Liberty National Bank and
Trust Company Compensation Deferral Plan, as described in this instrument, as amended from time to time.

                 2.14     Plan Year.   The "Plan Year" is the same as the
Company's Fiscal Year.

                 2.15 Qualified Plan. "Qualified Plan" shall mean the Liberty Restated Thrift Plan, as amended from time to time.

                 2.16     Retirement.      "Retirement" means a Participant's
retirement at the Normal Retirement Date, Early Retirement Date, Disability Retirement Date, or Death, as defined in the Company's Qualified Plan under
Article V entitled "DISTRIBUTIONS," as amended from time to time.

                 2.17 Termination of Service. "Termination of Service" or similar expression means the termination of the Participant's employment as a regular employee of the Company and any division, subsidiary or affiliate thereof, other than Retirement.

                 2.18     Total Compensation.      "Total Compensation" shall
mean, for any Participant, the base pay, salary or wages, (including shift differential, overtime and Salary Redirection, as defined in the Qualified Plan, but excluding any payments and accruals under any bonus, additional compensation or incentive compensation plan) paid to him by the company during a Plan Year for which such determination is required hereunder.

                 2.19 Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

                 2.20 Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

                                  ARTICLE III

                                  ELIGIBILITY


                 3.01 Eligibility for participation in this Plan shall be determined by the Committee, in its sole discretion, on an individual basis, but no Executive shall be selected for participation in this Plan unless he qualifies as a member of a select group of management or a highly-compensated employee of the Company.

                 3.02 An Executive, after having been selected for participation by the Committee, shall, as a condition to participation, complete and return to the Committee a duly executed Deferral Agreement.

                                   ARTICLE IV

                            DEFERRAL OF COMPENSATION


                 4.01 Each Participant in the Plan will have a percentage of his Total Compensation, to be received by him during each Fiscal Year, deferred in accordance with the terms and conditions of this Plan. The percentage of such Total Compensation to be so deferred shall not exceed 10% of Total Compensation. The specific amount shall be determined each Plan Year by the Committee after a review of contributions made to the Company's Qualified Plan on behalf of the Participant.

                 4.02 As to any amounts so deferred under Section 4.01, the Company shall add an additional amount to the Participant's deferral equal to the additional contribution, if any, the Company would have made to the Qualified Plan if the entire amount of the participant's deferral under Section
4.01 had gone into the Qualified Plan.

                 4.03 Each Participant may, with permission of the Committee, defer a percentage of Total Compensation to be received by him in a Fiscal year in excess of that deferred under Section 4.01 in accordance with the terms and conditions of this Plan. The aggregate percentages of Total Compensation which may be deferred under Sections 4.01 and 4.03 shall not exceed the following:

                                  Salary  -   50%
                                  Bonus   -  100%

                 4.04 Any additional amounts deferred by a participant under Section 4.03 shall not receive any additional Company matching contribution by reason of Section 4.02. However, for all other purposes of this Plan, additional deferrals made by a participant under Section 4.03 shall be treated the same as those made under Section 4.01.

                 4.05 A Participant desiring to exercise this election must submit his written Deferral Agreement for the forthcoming Fiscal Year to the Named Fiduciary on or before the Election Date.

                 4.06 A Participant who has not submitted a valid Deferral Agreement to the Named Fiduciary before the relevant Election Date may not defer any compensation for the Fiscal Year in question under this Plan.

                                   ARTICLE V

                         DEFERRAL ACCOUNT AND CREDITING


                 5.01 Compensation deferred by a participant under a written Deferral Agreement and matching Company contributions shall be credited in a dollar amount to a separate Bookkeeping Account for that Participant. Compensation deferred under subsequent written election agreements by a participant shall be added to his Bookkeeping Account.

                 5.02 The amount in the Participant's Bookkeeping Account shall be deemed to have been invested and reinvested as if in either Fund A, Fund B, Fund C or Fund D or the Liberty Restated Thrift Plan in such proportions as indicated in a Participant's Deferral Agreement. The allocation of a deferral under a new Deferral Agreement shall not change the allocation of deferrals made under prior Deferral Agreements. Compensation deferred shall be deemed to be so invested on the date the amounts deferred are credited to the Bookkeeping Account.

                 5.03 Compensation deferred under a written Deferral Agreement of a participant and matching Company contributions, plus an amount equal to the participant's deemed net earnings and losses of Funds A, B, C and D shall be credited to the Bookkeeping Account in accordance with Article IV of the Qualified Plan.

                 5.04 A participant's Bookkeeping Account balance shall be distributed in the manner at such times and under such conditions as specified in Articles VI and VII.

                                   ARTICLE VI

                                  DISTRIBUTION


                 6.01 Distribution of the value of a Participant's Bookkeeping Account balance shall be made according to the terms of this Plan upon the Retirement or Termination of Service of a Participant.

                 6.02 A Participant may request a distribution of the value of the Bookkeeping Account at any time prior to Retirement for reasons other than an unforeseen hardship, as provided in Article VII, by giving a written notice to the named Fiduciary. The distribution shall be made in a lump-sum within ninety (90) days of the date that written notice is given to the Named Fiduciary. However, exercise of this right by the Participant from any future participation under this Plan.

                 6.03 At Retirement, a Participant or Beneficiary may request a manner of distribution of any benefits under the Plan as provided hereinafter. The request by the participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days before distribution is to be made. The Committee shall have the sole authority to approve or disapprove such election and may substitute another alternative election, if it so desires. The alternative forms of distribution are as follows:

                          (a)     A lump sum distribution in cash or in kind;

                          (b) Periodic installments (either monthly or annually) for a period not to exceed ten (10) years, as selected by the Participant or Beneficiary; or

                          (c)     Any combination of the above.

                 6.04 In the case of Termination of Service, distribution shall be made in a lump sum within ninety (90) days of the date of the participant's Termination of Service.

                 6.05 A distribution at Retirement shall commence and be paid at the same time or times as the Committee, in its sole discretion, shall determine.

                 6.06 The Participant shall have a nonforfeitable right to receive distribution of the value of his Bookkeeping Account according to the terms of this Plan, unless the Participant shall be Terminated from Service by the Company for reason of a conviction for fraud, embezzlement or any other criminal act which results in a felony conviction. In such circumstances, the participant shall forfeit all rights to the value of his Bookkeeping Account, except for the Participant's own deferrals and the deemed net earnings and losses thereto.

                 6.07 The Company may delay distribution of the value of a participant's Bookkeeping Account required under the terms of this Plan if any proceedings are pending which might result in a forfeiture of the value of a Participant's Bookkeeping Account under Section 6.06 above, except for distributions of the participant's own deferrals and the deemed net earnings and losses thereto.

                 6.08 All distributions of a Participant's Bookkeeping Account shall be made in cash only.

                                  ARTICLE VII

                             HARDSHIP DISTRIBUTIONS


                 7.01 At the request of a Participant before or after the Participant's Retirement or before a Termination of Service, or at the request of any of the Participant's beneficiaries after the Participant's death, the Plan Committee may, in its sole discretion, accelerate and pay all or part of the value of a Participant's Bookkeeping Account due under this Plan. Accelerated distributions at the request of the Participant or a Participant's Beneficiaries may be allowed only in the event of a financial emergency beyond the Participant's or beneficiary's control and only if disallowance of a distribution would create a severe hardship for the participant or Beneficiary. An accelerated distribution must be limited to only that amount necessary to satisfy the financial emergency.

                                  ARTICLE VIII

                                  BENEFICIARY


                 8.01 A Participant shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate space in the Deferral Agreement. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the committee a change of Beneficiary in the form attached as Exhibit 2 hereof. However, no change of beneficiary shall be effective until acknowledged in writing by the Company.

                 8.02 If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

                 8.03 Any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

                 8.04 In making any payments to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole, and absolute discretion may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN


                 9.01 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board of Directors of the Company. Any such member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors of the Company.

                 9.02 The Board of Directors of the Company may designate one of the members of the Committee as Chairman and may appoint a Secretary who need not be a member of the Committee and may be a Participant in the Plan.
The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

                 9.03 All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

                 9.04 Subject to the plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all personnel having or claiming to have any right or interest under the Plan.

                 9.05 The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

                 9.06 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part. The company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

                 9.07 In addition to the power hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Employees and their Beneficiaries and to authorize all disbursements for such purposes.

                 9.08 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all members, their retirement, death or other termination of employment, and such other pertinent facts as the Committee may require.

                                   ARTICLE X

                                CLAIMS PROCEDURE


                 10.01 Benefits shall be paid in accordance with the provisions of this agreement. The Participant, or a designated recipient or any other person claiming through the Participant shall make a written request for benefits under this agreement. This written claim shall be mailed or delivered to the Named Fiduciary. Such claim shall be reviewed by the Named Fiduciary.

                 10.02 If the claim is denied, in full or in part, the Named Fiduciary shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, an explanation of why such material of information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

                 10.03 If the claim is denied and a review is desired, the Participant (or beneficiary) shall notify the named Fiduciary in writing within sixty (60) days [a claim shall be deemed denied if the named Fiduciary does not take any action within the aforesaid ninety (90) day period] after receipt of the written notice of denial. In requesting a review, the participant or his beneficiary may request a review of the plan Document or other pertinent documents with regard to the employee benefit plan created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

                 10.04 The decision on the review of the denial claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                                   ARTICLE XI

                       NATURE OF THE COMPANY'S OBLIGATION


                 11.01 The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

                 11.02 Any assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives the participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company.

                 11.03 The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as they may be amended from time to time, and each Deferral Agreement entered into between the Company and an Executive.

                                  ARTICLE XII

                         PARTICIPANT'S RIGHT TO ASSETS


                 12.01 The rights of the Participant, any beneficiary of the Participant, or any other person claiming through the Participant under this Plan, shall be solely those of an unsecured general creditor of the Company. The Participant, the beneficiary of the Participant, or any other person claiming through the Participant, shall have the right to receive those payments specified under this Plan only from the Company, and have no right to look to any specific or special property separate from the Company to satisfy a claim for benefits due under this Plan.

                 12.02 The Participant agrees that he, his beneficiary, or any other person claiming through him shall have no rights or beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan.

                 12.03 Any such general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan, shall not be deemed to be held under any trust for the benefit of the participant or his beneficiaries. Nor shall any such general asset be considered security for the performance of the obligations of the Company. Any such asset shall remain a general, unpledged, and unrestricted asset of the Company subject to the claims of its general creditors.

                 12.04 The Participant also understands and agrees that his participation in the acquisition of any such general asset for the Company shall not constitute a representation to the Participant, his beneficiary or any person claiming through the Participant that any of them has a special or beneficial interest in such general asset.

                                  ARTICLE XIII

                                 MISCELLANEOUS


                 13.01 Any notice which shall be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 416 West Jefferson Street, Louisville, KY 40202, marked for the attention of the Liberty National Bank and Trust Company, Compensation Deferral Plan, or, if notice to an Executive, addressed to the address shown on such Executive's Deferral Agreement.

                 13.02 Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

                 13.03 The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, his Beneficiary, assigns, heirs, executors and administrators.

                 13.04 The Company may, in its sole discretion, permit the Executive to take a leave of absence for a period not to exceed one year. During such leave, the Executive will still be considered to be in the continuous employment of the Company for purposes of this Plan.

                 13.05 The Company's Board retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time. This right includes the right to make retroactive amendments. However, no Company action under this right shall reduce the benefits of any participant or his Beneficiary who is already receiving benefits under this Plan.

                 13.06 Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the participant, his spouse, or designated beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owned by the Participant or his beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.


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
                 13.07 The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, his estate, his beneficiary or any other person claiming through the Participant.

                 13.08 This Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provisions hereof restrict the right of the Company to discharge the Participant, or restrict the right of the Participant to terminate his employment.

                 13.09 This Plan shall be governed by the laws of the Commonwealth of Kentucky.





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